Exhibit 32.2
Chief Financial Officer’s Certification required under Section 906 of Sarbanes-Oxley Act of 2002
In connection with the quarterly report of FCB Financial Holdings, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2018, as filed with the Securities and Exchange Commission (the “Report”), I, Jack Partagas, Senior Vice President and Chief Financial Officer, certify pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to my knowledge: (1) this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date:	May 9, 2018	/s/ Jack Partagas
Jack Partagas
Senior Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to FCB Financial Holdings, Inc. and will be retained by FCB Financial Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.